UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2010

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

Effective November 8, 2010, Petrohawk Energy Corporation (Petrohawk or the Company) amended its existing credit facility, the Fifth Amended and Restated Senior Revolving Credit Agreement (the Senior Credit Agreement), dated August 2, 2010 by entering into the First Amendment to the Fifth Amended and Restated Senior Revolving Credit Agreement (the First Amendment), among the Company, each of the lenders from time to time party thereto (the Lenders), BNP Paribas, as administrative agent for the Lenders, Bank of America, N.A. and Bank of Montreal as co-syndication agents for the Lenders, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents for the Lenders. The Senior Credit Agreement provides for a $2.0 billion facility. Effective with the First Amendment, the borrowing base associated with the Company’s oil and gas properties is approximately $1.75 billion. The First Amendment provides for, among other things, allowing new Lenders into the facility and a reallocation of the maximum commitments and loans of each Lender. The First Amendment is filed under Item 9.01 Financial Statements and Exhibits as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Fifth Amended and Restated Senior Revolving Credit Agreement dated November 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ C. Byron Charboneau
C. Byron Charboneau Vice President, Chief Accounting Officer and Controller

Date: November 9, 2010

EXHIBIT INDEX

10.1 — First Amendment to Fifth Amended and Restated Senior Revolving Credit Agreement dated November 8, 2010.